UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
FocusShares Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	(see next page)

(State of incorporation or organization)	(IRS Employer Identification No.)

210 Summit Avenue Suite C-11 Montvale, New Jersey	07675

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered

Shares of beneficial interest, no par value	NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates:
333-146327; 811-22128
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1.    Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of each of the following four portfolios, each a separate series of FocusShares Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 1 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-146327; 811-22128) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
Each of the Trust’s four investment portfolios to which this filing relates and their respective Internal Revenue Service Employer Identification Numbers are as follows:

FocusShares ISE Homebuilders Index Fund	26-0561577
FocusShares ISE-Revere Wal-Mart Suppliers Index Fund	26-0561653
FocusShares ISE SINdex Fund	26-0561608
FocusShares ISE-CCM Homeland Security Index Fund	26-0561626
Item 2.    Exhibits.
1.    The Trust’s Second Amended and Restated Declaration of Trust is included as Exhibit 23(a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on November 26, 2007 (“Amendment No. 1”).
2.    The Trust’s Second Amended and Restated By-Laws is included as Exhibit 23(b) to Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOCUSSHARES TRUST
November 27, 2007	/s/ Michael Voskian
	Name:	Michael Voskian
	Title:	President and Principal Executive Officer